Exhibit 5.1

WongPartnership LLP
12 Marina Boulevard Level 28
Marina Bay Financial Centre Tower 3
Singapore 018982
t +65 6416 8000
f +65 6532 5711/5722
e contactus@wongpartnership.com
Not for service of court documents

wongpartnership.com

ASEAN | CHINA | MIDDLE EAST

TO		FROM
CTM/20100419

The Board of Directors	Fax:	+65 6532 5711/5722
Avago Technologies Limited
1 Yishun Avenue 7	Direct:	+65 6416 2418
Singapore 768923
	Email:	james.choo@wongpartnership.com
20 December 2013

Dear Sirs

AVAGO TECHNOLOGIES LIMITED – REGISTRATION STATEMENT ON FORM S-8 IN RESPECT OF

THE 6,000,000 2009 PLAN SHARES (AS DEFINED BELOW)

A.	Introduction

1.	We have acted as Singapore legal advisers to Avago Technologies Limited (the “Company”), a company incorporated under the laws of the Republic of Singapore, in connection with the filing by the Company with the United States Securities and Exchange Commission of a registration statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), in respect of an additional 6,000,000 ordinary shares of the Company (the “2009 Plan Shares”) issuable by the Company pursuant to the Avago Technologies Limited 2009 Equity Incentive Award Plan approved by shareholders of the Company on 31 July 2009, as approved by the board of directors of the Company (the “Board of Directors”) on 27 July 2009 (the “2009 Plan”).

B.	Documents

2.	In rendering the opinions set out below, we have examined:

2.1	a copy of the certificate of incorporation of the Company;

2.2	a copy of the Memorandum of Association and the Articles of Association of the Company, as amended as of 31 July 2009 (enclosing a copy each of the Certificate Confirming Incorporation of Company dated 4 August 2005 and the Certificate Confirming Incorporation upon Conversion) (the “Articles of Association”);

WongPartnership LLP (UEN: T08LL0003B) is a limited liability law partnership registered in Singapore under the Limited Liability Partnerships Act (Chapter 163A).

WONGPARTNERSHIP LLP

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2.3	a copy of the minutes and resolutions in writing of the Board of Directors of the Company dated 27 July 2009, 26 September 2012 and 4 September 2013 (together, the “Board Resolutions”);

2.4	a copy of the minutes and resolutions passed by the shareholders of the Company on 31 July 2009, 31 March 2010, 30 March 2011, 4 April 2012 and 10 April 2013 (the “Company Shareholders’ Resolutions” and together with the Board resolutions, the “Resolutions”);

2.5	a copy of the 2009 Plan;

2.6	a copy of the Registration Statement; and

2.7	such other documents as we may have considered necessary or desirable to examine in order that we may render this opinion.

3.	Save as expressly provided in paragraph 5 of this legal opinion, we express no opinion whatsoever with respect to any document described in paragraph 2 herein.

C.	Assumptions

4.	We have assumed (without enquiry and with your consent):

4.1	the genuineness of all signatures on all documents and the completeness, and the conformity to original documents, of all copies submitted to us;

4.2	each of the documents submitted to us for examination is a true, complete and up-to-date copy and has not been revoked or amended, and all representations and factual statements contained in all documents listed in paragraph 2 above are true and correct;

4.3	that the copies of the Resolutions submitted to us are in full force and effect and that no other resolution or other action has been taken which could affect the validity of any or all of such Resolutions;

4.4	there shall be the absence of fraud, bad faith, undue influence, coercion or duress on the part of the Company and its respective officers, employees, agents and advisers;

4.5	all acts, conditions or things required to be fulfilled, performed or effected in connection with the allotment and issue of the 2009 Plan Shares under the laws of any jurisdiction (other than the Republic of Singapore) will be duly fulfilled, performed and complied with;

4.6	there are no provisions of the laws of any jurisdiction (other than the laws of the Republic of Singapore) which will be contravened by the allotment and issue of the 2009 Plan Shares and that, insofar as any obligation expressed to be incurred or performed under the 2009 Share Plan and to the extent relevant, in connection with the allotment and issue of the 2009 Plan Shares, falls to be performed in or is otherwise subject to the laws of any jurisdiction (other than the Republic of Singapore), its performance will not be illegal by virtue of the laws of that jurisdiction;

4.7	all applicable consents, approvals, authorisations, licences, exemptions or orders required from any applicable governmental or other regulatory authorities and all other requirements for allotment and issue of the 2009 Plan Shares (other than any required under the laws of the Republic of Singapore) have been (and have not been withdrawn) or will be duly obtained or fulfilled, and are (and will remain) in full force and effect, and that any conditions to which they are subject have been (or will be) satisfied;

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4.8	that there are no agreements, documents, arrangements or transactions to which the Company is a party to that may in any way prohibit or restrict the allotment and issue of the 2009 Plan Shares; and

4.9	that no foreign law is relevant to or affects the conclusions stated in this opinion, and none of the opinions expressed herein will be affected by the laws (including, without limitation, the public policy) of any jurisdiction outside the Republic of Singapore, and insofar as the laws of any jurisdiction outside the Republic of Singapore may be relevant, such laws have been or will be complied with.

D.	Opinion

5.	Based on the foregoing and subject to the assumptions set out in this letter and having regard to such legal considerations as we have deemed relevant and subject to any matters not disclosed to us, we are of the opinion that when the 2009 Plan Shares (a) are issued by the Company against payment of the amounts required in accordance with the rules of the 2009 Plan, and (b) have been duly registered in the register of members of the Company in the name of the persons who have purchased the 2009 Plan Shares, and assuming that in each case:

5.1	the individual grants, purchases and issuances under the 2009 Plan are duly authorised by all necessary corporate actions of the Company;

5.2	such individual grants, purchases and issuances are made under the 2009 Plan and the 2009 Plan Shares are duly issued in accordance with the requirements of applicable law (other than the laws of the Republic of Singapore) and the rules of the 2009 Plan; and

5.3	the Company having, at the time of the individual grants, purchases and issuances of the 2009 Plan Shares, obtained a mandate from shareholders of the Company to issue ordinary shares of the Company pursuant to section 161 of the Companies Act, Chapter 50 of Singapore (the “Share Issue Mandate”) and such Share Issue Mandate not having expired in accordance with its terms or previously revoked or varied by the Company in general meeting, the 2009 Plan Shares will be duly authorised by the Company for issuance and subscription and will be validly issued, fully paid and non-assessable.

E. Qualifications

6.	For the purposes of this legal opinion, we have assumed that the term “non-assessable” (a term which has no recognised meaning under Singapore law) in relation to the 2009 Plan Shares to be issued means that holders of such shares, having fully paid up all amounts due on such shares, are under no further personal liability to contribute to the assets or liabilities of the Company in their capacities purely as holders of such shares.

7.	We are not responsible for investigating or verifying the accuracy or completeness of any facts or information, including statements of foreign law, or the reasonableness of any assumptions or statements of opinion or intention contained in any document described in paragraph 2. In addition, we are not responsible for investigating or verifying that no material facts have been omitted from any document described in paragraph 2.

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8.	We express no opinion as to the validity, binding effect or enforceability of any provision in the 2009 Plan or, where applicable, the 2009 Plan Shares by reference to a law other than that of Singapore, or as to the availability in Singapore of remedies which are available in other jurisdictions. This opinion relates only to the laws of general application of the Republic of Singapore as at the date hereof and as currently applied by the Singapore courts, and is given on the basis that it will be governed by and construed in accordance with the laws of the Republic of Singapore. We have made no investigation of, and do not express or imply any views on, the laws of any country other than the Republic of Singapore.

9.	With respect to matters of fact material to this opinion, we have relied on the statements of the responsible officers of the Company.

10.	Our advice is strictly limited to matters stated in this opinion and is not to be construed as extending by implication to all the documents listed in paragraph 2 above, or to any other matter or document in connection with, or referred to, in such document.

11.	We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act.

12.	This opinion is only for the benefit of the person to whom it is addressed, subject to the condition that such person accepts and acknowledges that this opinion may not be appropriate or sufficient for such person’s purposes, and is strictly limited to the matters stated in this opinion and is not to be read as extending by implication to any other matter in connection with the Registration Statement or otherwise. Further, save for the filing of this opinion with the SEC as an exhibit to the Registration Statement, this opinion is not to be circulated to, or relied upon by, any other person (other than persons entitled to rely on it pursuant to applicable provisions of federal securities law in the United States, if applicable) or quoted or referred to in any public document or filed with any governmental body or agency without our prior written consent, unless the person to whom it is addressed is required to do so by law, regulation or any governmental or regulatory authority.

Yours faithfully

/s/ WongPartnership LLP

WONGPARTNERSHIP LLP

Encl.